AMENDMENT NO. 2
TO
ASSET PURCHASE AGREEMENT

This Amendment No. 2 to Asset Purchase Agreement (this “Amendment”), effective as of July 1, 2018, is entered into by and between Marcegaglia USA, Inc., a Pennsylvania corporation (“Seller”), and Bristol Metals, LLC, a Tennessee limited liability company (“Buyer”). Seller and Buyer may each be referred to herein individually as a “Party” and together as the “Parties”.

WHEREAS, Seller and Buyer entered into an Asset Purchase Agreement dated December 9, 2016, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated February 28, 2017 (collectively, the “Agreement”); and

WHEREAS, Seller and Buyer now wish to amend the Agreement further as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

2.This Amendment shall be effective as of the date first written above.

3.This Amendment is an amendment to the Agreement and confirms additional agreements on the matters set forth below between Seller and Buyer.

4.Section 3.3.1 of the Agreement is hereby is hereby deleted in its entirety and replaced with the following:

“3.3.1    As additional consideration for the Specified Assets, Buyer shall pay to Seller with respect to each Calculation Period within the Earn Out Period an amount (each, an “Earn Out Payment”) equal to: three percent (3%) of all Revenue generated by Buyer from the amount, if any, of (a) the sale of small diameter stainless steel pipe and tube (outside diameter of ten inches or less) sold in excess of 3.25 million pounds quarterly, excluding sales of Seller’s finished goods inventory post-Closing, and (b) the sale of stainless steel squares, rectangles and rounds tubes for ornamental applications; provided that, the Parties shall review the Earn Out Payments annually (each fourth Calculation Period during the Earn Out Period), and if necessary, adjust up or down the final quarterly Earn Out Payment for each year during the Earn Out Period to make certain the aggregate of the Earn Out Payments for each year during the Earn Out Period is equal to three percent (3%) of all Revenue generated by Buyer from the amount, if any, of the sale of small diameter stainless steel pipe and tube (outside diameter of ten inches or less) sold in excess of 13.0 million pounds annually, plus three percent (3%) of all Revenue generated by Buyer from the amount, if any, of the sale of stainless steel squares, rectangles and rounds tubes for ornamental applications. Notwithstanding the foregoing, if at the end of the Earn Out Period, Buyer has paid Seller Earn Out Payments totaling less than $3,000,000, in the aggregate, then Buyer shall pay Seller a “true-up” payment equal to the difference between $3,000,000 and the aggregate of the Earn Out Payments previously paid to Seller. For the avoidance of confusion, the inclusion of all Revenue generated by Buyer from the amount, if any, of the sale of stainless steel squares, rectangles and rounds tubes for ornamental applications into the Earn Out Payment calculation begins on July 1, 2018 and continues through the end of the Earn Out Period with no re-calculation of the Earn Out Payments for the time periods during the Earn Out Period prior to July 1, 2018.”

5.The definition of “Revenue” in Exhibit 1 (Defined Terms) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Revenue” means, with respect to any Calculation Period, gross sales generated by Buyer of small diameter stainless steel pipe and tube (outside diameter of ten inches or less), or as the case may be, gross sales generated by Buyer of stainless steel squares, rectangles and rounds tubes for ornamental applications, determined in accordance with GAAP.”

6.Except as set forth in this Amendment, the Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect according to its terms.

7.The Agreement and this Amendment constitute the entire agreement of the parties regarding their subject matter and supersede all prior or contemporaneous agreements or understandings regarding such subject matter.

8.This Amendment may be executed in any number of counterparts and by each of the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures of the Parties transmitted by electronic means shall be deemed to be their original signatures for all purposes.

[SIGNATURES ON THE NEXT PAGE]
INTENDING TO BE LEGALLY BOUND HEREBY, the Parties have executed or caused to be executed this Amendment No. 2 to Asset Purchase Agreement effective as of the day and year first above written.

BRISTOL METALS, LLC

By: ________________________________
Name:
Title:

MARCEGAGLIA USA, INC.

By: ________________________________
Name:
Title:

1